Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523

Tuesday, July 19, 2005
WELLS FARGO REPORTS RECORD QUARTERLY EARNINGS PER
SHARE AND NET INCOME

Second Quarter 2005 Highlights:
•	Record diluted earnings per share of $1.12, up 12 percent from prior year’s $1.00, up 15 percent (annualized) from first quarter 2005

•	Record net income of $1.91 billion, up 11 percent from prior year’s $1.71 billion, up 12 percent (annualized) from first quarter 2005

•	Return on equity of 19.8 percent

•	Revenue up 6 percent from prior year, up 16 percent in businesses other than Wells Fargo Home Mortgage; year-to-date revenue up 9.5 percent

•	Strong balance sheet growth
•	Average loans up 11 percent from prior year, up 12 percent (annualized) from prior quarter
•	Average retail core deposits up 9 percent from prior year, up 13 percent (annualized) from prior quarter

•	Improved asset quality
•	Nonperforming assets down $14 million, or 1 percent, from prior quarter and $225 million, or 14 percent, from prior year
•	Loss rates continued near historical low levels

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
Earnings	2005	2004	Change	2005	2004	Change
Diluted earnings per share	$1.12	$1.00	12%	$2.20	$2.03	8%
Net income (in billions)	1.91	1.71	11	3.77	3.48	8
Asset Quality
Net charge-offs as % of avg. total loans	.62%	.59%	5	.72%	.61%	18
Nonperforming assets as % of total loans	.46	.60	(23)	.46	.60	(23)
Other
Revenue (in billions)	$7.87	$7.43	6	$15.95	$14.57	9
Average loans (in billions)	295.6	266.2	11	291.5	261.3	12
Average core deposits (in billions)	238.3	224.9	6	235.1	219.0	7

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $1.12 for second quarter 2005, up 12 percent from $1.00 in second quarter 2004. Net income was a record $1.91 billion, up 11 percent from $1.71 billion in second quarter 2004. For the first half of 2005, diluted earnings per share were $2.20 and net income was $3.77 billion, both up 8 percent from the first half of 2004.

“Thanks to the outstanding efforts of our more than 150,000 talented team members, this was another exceptional quarter of broad-based growth across our more than 80 businesses with continued double-digit growth in profit and earnings per share,” said Chairman and CEO Dick Kovacevich. “To satisfy all our customers’ financial needs and help them succeed financially, we continue to invest for future market share growth. During the first half of this year, for example, we opened 28 banking stores and added 22 mortgage stores, seven consumer finance stores and four regional commercial banking offices. We merged Wells Fargo Funds® and Strong Funds®, creating Wells Fargo Advantage Funds SM, the nation’s 20th-largest mutual fund company, managing more than $100 billion in assets, with 120 funds spanning all asset classes and investment styles. We also announced new low- and no-cost online stock and mutual fund commissions to benefit our most loyal customers. To be the financial services company of choice for Latino customers, we expanded our remittance services beyond Mexico into El Salvador and Guatemala. Our bank remained the nation’s only ‘Aaa’ credit-rated bank, and we continued to earn more recognition for our corporate citizenship. Business Ethics magazine ranked us among the nation’s top 10 corporate citizens and the United Way of America recognized us with its top four awards for community involvement, only the second company in history to receive all four awards in one year.”

Financial Performance
Diluted earnings per share were a record $1.12, up 12 percent from $1.00 in second quarter 2004 and up 15 percent (annualized) from $1.08 in first quarter 2005. “We’re very pleased with yet another quarter of consistent, double-digit earnings growth,” said Chief Financial Officer Howard Atkins. “We continued to have strong growth in loans and core deposits, revenue growth again exceeded expense growth, credit quality remained exceptional, and our net interest margin - already one of the highest in the industry - improved further in the quarter. These outstanding results again demonstrate the value of having and successfully executing one of the most diverse business models in financial services. Despite a $559 million decline in revenue from Wells Fargo Home Mortgage (Home Mortgage) largely related to normal servicing revaluation, overall company earnings per share were still up 12 percent from second quarter 2004 led by double-digit revenue growth in our businesses other than Home Mortgage. We achieved particularly strong double-digit, year-over-year profit growth in regional banking, consumer finance, middle market/large corporate banking, asset-based lending, capital markets, corporate trust, international and private equity investing.”

Revenue
Revenue of $7.9 billion grew $439 million, or 6 percent, from a year ago. Home Mortgage revenue declined $559 million, or 42 percent, from $1.3 billion in second quarter 2004 to $774 million in second quarter 2005. Combined revenue of businesses other than Home Mortgage grew 16 percent in second quarter 2005 from second quarter 2004. “Revenue growth was broad based across most of our businesses and reflected solid growth in both net interest income and noninterest income,” said Atkins.

Loans
Average loans of $295.6 billion increased $29.4 billion, or 11 percent, from second quarter 2004, and $8.4 billion, or 12 percent (annualized), on a linked-quarter basis. Average commercial and commercial real estate loans increased $11.5 billion, or 13 percent, from second quarter 2004, and $2.9 billion, or 12 percent (annualized), on a linked-quarter basis, the third consecutive quarter of double-digit, linked-quarter growth.

“Commercial loans grew across virtually all of our customer segments, including both year-over-year and linked-quarter (annualized) double-digit increases in small business direct, SBA lending, middle market, real estate and asset-based lending,” said Atkins.

Consumer loan growth remained strong with average consumer loans up 9 percent from second quarter 2004 and up 12 percent (annualized) on a linked-quarter basis. Consumer loans at June 30, 2005 were up $7.7 billion, or 17 percent (annualized), from March 31, 2005, reflecting double-digit (annualized) growth in residential first mortgages, home equity loans and credit cards and 7 percent (annualized) growth in other revolving credit and installment loans.

Deposits
Average core deposits of $238.3 billion grew $13.4 billion, or 6 percent, from second quarter 2004, and increased $6.5 billion, or 11 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $16.1 billion, down $354 million from second quarter 2004 and up $2.1 billion from first quarter 2005. Average retail core deposits grew $16.2 billion, or 9 percent, from second quarter 2004 and increased $6.2 billion, or 13 percent (annualized), on a linked-quarter basis.

Net Interest Income
Net interest income increased 7 percent both from second quarter 2004 and on a linked-quarter basis (annualized). The year-over-year increase in net interest income reflected 6 percent earning asset growth and a 6 basis point increase in the net interest margin to 4.89 percent in second quarter 2005 from 4.83 percent a year ago. The net interest margin increased 2 basis points on a linked-quarter basis, despite a flatter yield curve. Even though the Company sold $18 billion of adjustable rate mortgages and auto loans in early 2005, earning assets grew 6 percent to $374.5 billion. “While temporarily reducing earning asset growth, previous repositioning actions contributed to the increase in the net interest margin from second quarter 2004 and on a linked-quarter basis and positions us to improve net interest income as the loans are replaced at higher yields,” said Atkins. At June 30, 2005, the Company had $1.2 billion in unrealized gains on securities available for sale, up from $930 million at March 31, 2005.

Noninterest Income
Noninterest income increased $129 million, or 4 percent, from second quarter 2004. Excluding mortgage banking, noninterest income increased 14 percent from second quarter 2004. “The growth in noninterest income reflected double-digit increases in trust and investment fees, card fees, loan fees and gains from equity investments, offset by a $256 million decrease in mortgage banking noninterest income,” said Atkins. Mortgage banking servicing fees in second quarter 2005 included $304 million in mortgage servicing rights (MSRs) impairment provision (reduction in mortgage banking revenue) compared with a $585 million valuation allowance release (increase in mortgage banking revenue) in second quarter 2004. During the quarter, the Company recognized a net gain of $201 million from equity investments. At quarter end, the private equity portfolio had a cost basis of $1.5 billion and the $630 million public equity portfolio had unrealized gains of $261 million, up from $162 million at March 31, 2005. The debt securities portfolio had unrealized gains of $943 million at quarter-end.

On a linked-quarter basis, noninterest income decreased $307 million due to a $577 million decline in mortgage banking noninterest income reflecting a $304 million MSRs impairment provision recorded in the quarter compared with a $271 million MSRs valuation allowance release in the prior quarter. “The linked-quarter decline in mortgage banking noninterest income was partially offset by strong double-digit (annualized) growth in deposit fees, card fees, loan fees, insurance and gains from private equity investing,” said Atkins.

Noninterest Expense
Noninterest expense was up $201 million, or 5 percent, from second quarter 2004 and down $138 million, or 3 percent, on a linked-quarter basis. “We continued to invest for the future by adding stores and new sales-related team members,” said Atkins.

Credit Quality
“Second quarter credit results were excellent,” said Chief Credit Officer Dave Munio. “We have a well-diversified loan portfolio, measured by industry, geography and product type. Loans outstanding surpassed $300 billion at quarter end, an increase of $32 billion, or 12 percent, from a year ago. For our real estate loans, we underwrite the borrower, not the collateral, and the properties cover a range of locations and uses. We continually review real estate market trends and adjust our underwriting and products as market conditions change.”

Loss rates and nonperforming assets continued at or near historical lows. Total net credit losses were $454 million (.62 percent of average loans outstanding, annualized) compared with $585 million (.83 percent) in first quarter 2005 and $390 million (.59 percent) in second quarter 2004. Total first quarter 2005 losses included $163 million (.23 percent) related to the timing of credit loss recognition at Wells Fargo Financial upon adoption of Federal Financial Institutions Examination Council (FFIEC) guidelines. “We continued to see very low losses in our wholesale portfolios, and consumer losses remained below long-term average rates,” said Munio, “due to sound underwriting and collections practices and supported by strong collateral values and a good economy.”

Total nonperforming assets (NPAs) were $1.39 billion (.46 percent of total loans) at June 30, 2005, compared with $1.41 billion (.48 percent) at March 31, 2005, and $1.62 billion (.60 percent) at June 30, 2004. “We continued to see a shift in the overall NPA composition,” said Munio, “with Wholesale Banking NPAs at all-time lows and a gradual increase in consumer NPAs as our residential mortgage and auto portfolios grow and season. Delinquency rates on consumer portfolios were stable.”

At June 30, 2005, the allowance for credit losses was $3.94 billion, essentially flat compared with both March 31, 2005, and year-end 2004. The allowance provided over two times annualized net credit loss coverage and covered NPAs by almost three times. “We consider the allowance adequate to cover losses inherent in the loan portfolios at quarter end,” said Munio.

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income for each was:

	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Community Banking	$1,291	$1,338	(4)	$2,695	$2,521	7
Wholesale Banking	462	385	20	887	833	6
Wells Fargo Financial	157	105	50	184	241	(24)

More financial information about the business segments is on pages 25 and 26.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$5,491	$5,383	2	$11,309	$10,394	9
Provision for credit losses	213	213	—	416	427	(3)
Noninterest expense	3,379	3,127	8	6,886	6,121	12
Net income	1,291	1,338	(4)	2,695	2,521	7
Average loans (in billions)	197.0	185.9	6	194.9	183.1	6
Average assets (in billions)	302.0	299.1	1	302.5	288.4	5

•	Average core deposits up 8 percent from prior year, up 16 percent (annualized) from prior quarter
•	Average loans up 6 percent from prior year, up 9 percent (annualized) from prior quarter
•	6.8 million active online customers, up 21 percent from prior year
•	2.8 million bill pay customers, up 4.4 percent from prior year

Community Banking reported net income of $1.291 billion, down 4 percent from $1.338 billion in second quarter 2004. “Excluding a $559 million decline in Home Mortgage revenue, Community Banking’s second quarter results were outstanding, reflecting our consistent focus on our vision of satisfying all of our customers’ financial needs, and the continued dedication and hard work of our team members,” said John Stumpf, Group EVP, Community Banking. Revenue grew 2 percent compared with the same period of 2004. Net interest income increased by $163 million, compared with second quarter 2004, primarily due to a higher net interest margin and strong growth in consumer loans and growth in deposits. Noninterest income was down $55 million in second quarter 2005, compared with the same period last year, due to the decline in noninterest income in Home Mortgage, which more than offset solid growth in other fee lines. Noninterest expense increased by $252 million, or 8 percent, in second quarter 2005 compared with the same period of 2004, due primarily to an increase in the number of team members.

Regional Banking Highlights
•	Record core product sales of 3.97 million, up 15 percent from prior year
•	Banker productivity of 4.92 core sales per day, up from 4.87 in the prior year
•	Continued focus on customer experience with 5 percent improvement in retail household attrition from prior year
•	Net consumer checking accounts up 4.6 percent from prior year
•	Wells Fargo PackageSM sales increased 31 percent from prior year, penetration reached 42 percent of new households
•	Record sales to small business in May, National Small Business month

“Second quarter results in Regional Banking were driven by continued strong sales performance, including a 15 percent increase in core product sales,” said Carrie Tolstedt, Group EVP, Regional Banking. “Small business remained a major focus for Regional Banking. Sales of store-based business solutions increased 27 percent from a year ago, a record performance. Loans to small businesses, primarily less than $100,000, grew 17 percent over the prior year. We are more than halfway toward our $1 billion lending goal to African American-owned small businesses, and on pace to meet the goal ahead of schedule.”

Home Mortgage and Home Equity Highlights
•	Mortgage originations of $85 billion, up $20 billion from prior quarter
•	Mortgage applications of $117 billion, up $26 billion from prior quarter
•	Mortgage application pipeline of $73 billion, up $14 billion from prior quarter
•	Owned mortgage servicing portfolio of $874 billion, up 17 percent from June 30, 2004
•	Home equity loan portfolio of $56 billion, up 26 percent from June 30, 2004

“We were very pleased with the underlying performance of our residential real estate lending business,” said Mark Oman, Group EVP, Home and Consumer Finance. “With lower interest rates and a strong housing market, we saw significant growth in Home Mortgage applications in the quarter. Applications of $117 billion were up 17 percent from last year and we ended the quarter with a pipeline of $73 billion, up $14 billion, or 24 percent, from March 31, 2005. Reflecting the lower mortgage interest rates at quarter end, $304 million of provision for impairment of mortgage servicing rights was recorded in the quarter compared with a $271 million release in first quarter 2005. At quarter end, the mortgage servicing rights asset was valued at $8.5 billion, or 1.12 percent of loans serviced for others, compared with $8.5 billion, or 1.37 percent at June 30, 2004 and $9.0 billion, or 1.24 percent, at March 31, 2005.”

Home equity loans (1-4 family junior lien mortgages) were $56 billion at quarter end, up 26 percent from second quarter 2004. The credit quality of this portfolio remained very strong, with nonaccrual loans at $98 million, or .2 percent of the portfolio, and annualized net loss rates of 16 basis points, compared with 19 basis points in second quarter 2004 and 20 basis points in first quarter 2005.

Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities, and institutional investments.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$1,459	$1,279	14	$2,869	$2,669	7
Provision (reversal of provision) for credit losses	(10)	18	—	(6)	41	—
Noninterest expense	750	663	13	1,495	1,332	12
Net income	462	385	20	887	833	6
Average loans (in billions)	61.3	52.1	18	60.4	51.2	18
Average assets (in billions)	88.0	75.8	16	86.5	75.8	14

•	Net income up 20 percent from prior year
•	Revenue up 14 percent from prior year
•	Average loans up 18 percent from prior year; up 12 percent (annualized) from prior quarter
•	Strong credit quality
•	New wholesale offices in Atlanta, Cleveland, Hartford, Indianapolis and Tampa

Wholesale Banking reported net income of $462 million, up 20 percent from a year ago and up 9 percent from first quarter 2005. Revenue was $1,459 million, up 14 percent from $1,279 million in second quarter 2004, driven by continued strength in capital markets activities including realized gains in bonds and equities and the effect of the Strong Financial transaction. Noninterest expense was up 13 percent from the prior year, primarily due to the Strong Financial transaction. Average loans increased 18 percent to $61.3 billion from second quarter 2004, with double-digit loan growth across all wholesale lending businesses.

“We’re very pleased with our second quarter results, with double-digit, year-over-year increases in both revenue and net income,” said Dave Hoyt, Group EVP, Wholesale Banking. “We continued to focus on building new relationships, deepening relationships through cross-sell and improving customer satisfaction. We grew our wholesale businesses by delivering a broad product line to our customers and opening new wholesale offices in Atlanta, Cleveland, Hartford, Indianapolis and Tampa.

We achieved solid loan growth of 18 percent from the prior year, while we continued to see pressure in the market on pricing and structure. Credit quality remained strong, reflecting our consistent underwriting discipline as well as the liquidity in the market due to the current business cycle.”

Wells Fargo Financial offers consumer installment and home equity lending, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States and in Canada, Latin America, the Caribbean, Guam and Saipan.

Selected Financial Information	Second Quarter			Six months ended June 30,
			%			%
(in millions)	2005	2004	Change	2005	2004	Change
Total revenue	$915	$764	20	$1,776	$1,510	18
Provision for credit losses	251	209	20	629	376	67
Noninterest expense	425	387	10	865	753	15
Net income	157	105	50	184	241	(24)
Average loans (in billions)	37.3	28.2	32	36.2	27.0	34
Average assets (in billions)	39.3	29.8	32	38.3	28.6	34

•	Record net income up 50 percent from prior year
•	Average loans up 32 percent from prior year
•	Real estate-secured receivables up 45 percent to $16.7 billion at quarter end
•	Auto finance receivables up 35 percent to $11.5 billion at quarter end
•	Sound credit quality with losses within predicted ranges

Wells Fargo Financial reported net income of $157 million, compared with $105 million in second quarter 2004. For the first six months of 2005, net income was $184 million, compared with $241 million for the same period a year ago. First quarter 2005 results included $163 million in credit losses to conform Wells Fargo Financials’ charge-off timing estimates with FFIEC guidelines. Revenue was $915 million, up 20 percent from $764 million in second quarter 2004, and included a $23 million gain from the sale of loans. Average loans increased 32 percent to $37.3 billion from $28.2 billion a year ago. Noninterest expense increased 10 percent to $425 million from $387 million in second quarter 2004 primarily due to increasing the number of team members by 8 percent.

“Our 20,000 team members achieved double-digit growth in net income and revenue,” said Tom Shippee, Wells Fargo Financial president and chief executive officer. “Credit quality remained strong, and loss and delinquency rates were lower than a year ago.

At quarter end, our real estate-secured loan portfolio was $16.7 billion, an increase of 9 percent (unannualized) from March 31, 2005, and up 45 percent from June 30, 2004. This business, which offers primarily debt consolidation products, plus our $11.5 billion in auto receivables, continued to be the primary drivers fueling our loan growth. The success of those businesses and our other units have resulted in receivables at Wells Fargo Financial that totaled $38.8 billion, up 7 percent from the end of first quarter. Real estate-secured lending, auto lending and credit cards are successful businesses in their own right, and also generate significant cross-sell opportunities. During the quarter, we sold our Consumer Auto Receivables portfolio, representing less than 2 percent of our overall auto-lending receivables, which allows us to focus on our core auto-lending business where there is better opportunity to cross-sell our extensive array of financial products and services.”

Recorded Message
A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific Time through July 22, 2005. Dial 800-642-1687 (domestic) or 706-645-9291 (international).

Access code 6926608. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about the impact on future net interest income from previous repositioning actions and future credit losses and credit quality.

Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.

There are a number of factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and Annual Report on Form 10-K for the year ended December 31, 2004, including information incorporated into the Form 10-K from the Company’s 2004 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2004 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

Other factors described in the Form 10-K include • business and economic conditions • fiscal and monetary policies • legislation and regulation including the Patriot Act and the Sarbanes-Oxley Act • customers choosing not to use banks for transactions or choosing to take money out of the bank and investing it in the stock market or elsewhere • competition generally and in light of the Gramm-Leach-Bliley Act • potential dividend restrictions • market acceptance and regulatory approval of new products and services • non-banking activities • reliance on other companies for infrastructure components • integration of acquired companies • attracting and retaining key personnel • stock price volatility. See, for example, “Factors That May Affect Future Results” in the March 31, 2005 Form 10-Q.

Any factor described in this news release, in the Form 10-K, or in any information incorporated by reference therein, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Wells Fargo & Company is a diversified financial services company with $435 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter
	ended June 30	,	%	Six months ended June 30	,	%
(in millions, except per share amounts)	2005	2004	Change	2005	2004	Change

For the Period
Net income	$1,910	$1,714	11%	$3,766	$3,481	8%
Diluted earnings per common share	1.12	1.00	12	2.20	2.03	8
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.76%	1.68%	5	1.75%	1.76%	(1)
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.76	19.57	1	19.68	19.94	(1)
Efficiency ratio (1)	57.9	58.6	(1)	58.0	57.5	1
Total revenue	$7,865	$7,426	6	$15,954	$14,573	9
Dividends declared per common share	.48	.45	7	.96	.90	7
Average common shares outstanding	1,687.7	1,688.1	—	1,691.5	1,693.7	—
Diluted average common shares outstanding	1,707.2	1,708.3	—	1,711.4	1,714.8	—
Average loans	$295,636	$266,231	11	$291,483	$261,340	12
Average assets	435,091	410,544	6	433,052	398,579	9
Average core deposits (2)	238,308	224,920	6	235,096	219,033	7
Average retail core deposits (3)	198,805	182,613	9	195,730	179,403	9
Net interest margin	4.89%	4.83%	1	4.88%	4.89%	—
At Period End
Securities available for sale	$29,216	$36,771	(21)	$29,216	$36,771	(21)
Loans	301,739	269,731	12	301,739	269,731	12
Allowance for loan losses	3,775	3,940	(4)	3,775	3,940	(4)
Goodwill	10,647	10,430	2	10,647	10,430	2
Assets	434,981	420,305	3	434,981	420,305	3
Core deposits (2)	239,615	222,166	8	239,615	222,166	8
Stockholders’ equity	39,278	35,478	11	39,278	35,478	11
Capital ratios
Stockholders’ equity to assets	9.03%	8.44%	7	9.03%	8.44%	7
Risk-based capital (4)
Tier 1 capital	8.57	8.24	4	8.57	8.24	4
Total capital	12.17	11.86	3	12.17	11.86	3
Tier 1 leverage (4)	7.28	6.84	6	7.28	6.84	6
Book value per common share	$23.30	$21.03	11	$23.30	$21.03	11
Team members (active, full-time equivalent)	148,600	142,600	4	148,600	142,600	4
Common Stock Price
High	$62.22	$59.72	4	$62.75	$59.72	5
Low	57.77	54.32	6	57.77	54.32	6
Period end	61.58	57.23	8	61.58	57.23	8

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and mortgage escrow deposits.
(4)	The June 30, 2005 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions, except per share amounts)	2005	2005	2004	2004	2004

For the Quarter
Net income	$1,910	$1,856	$1,785	$1,748	$1,714
Diluted earnings per common share	1.12	1.08	1.04	1.02	1.00
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.76%	1.75%	1.67%	1.66%	1.68%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.76	19.60	19.07	19.34	19.57
Efficiency ratio (1)	57.9	58.0	60.9	57.7	58.6
Total revenue	$7,865	$8,089	$8,168	$7,318	$7,426
Dividends declared per common share	.48	.48	.48	.48	.45
Average common shares outstanding	1,687.7	1,695.4	1,692.7	1,688.9	1,688.1
Diluted average common shares outstanding	1,707.2	1,715.7	1,715.0	1,708.7	1,708.3
Average loans	$295,636	$287,282	$281,167	$274,255	$266,231
Average assets	435,091	430,990	425,259	419,636	410,544
Average core deposits (2)	238,308	231,847	230,249	225,027	224,920
Average retail core deposits (3)	198,805	192,621	189,788	186,175	182,613
Net interest margin	4.89%	4.87%	4.88%	4.89%	4.83%
At Quarter End
Securities available for sale	$29,216	$31,685	$33,717	$35,121	$36,771
Loans	301,739	290,588	287,586	279,310	269,731
Allowance for loan losses	3,775	3,783	3,762	3,782	3,940
Goodwill	10,647	10,645	10,681	10,431	10,430
Assets	434,981	435,643	427,849	421,549	420,305
Core deposits (2)	239,615	234,984	229,703	224,946	222,166
Stockholders’ equity	39,278	38,477	37,866	36,680	35,478
Capital ratios
Stockholders’ equity to assets	9.03%	8.83%	8.85%	8.70%	8.44%
Risk-based capital (4)
Tier 1 capital	8.57	8.40	8.41	8.40	8.24
Total capital	12.17	12.37	12.07	12.15	11.86
Tier 1 leverage (4)	7.28	7.17	7.08	6.97	6.84
Book value per common share	$23.30	$22.76	$22.36	$21.71	$21.03
Team members (active, full-time equivalent)	148,600	147,000	145,500	143,700	142,600
Common Stock Price
High	$62.22	$62.75	$64.04	$59.86	$59.72
Low	57.77	58.15	57.55	56.12	54.32
Period end	61.58	59.80	62.15	59.63	57.23

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale Banking core deposits and mortgage escrow deposits.
(4)	The June 30, 2005 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions, except per share amounts)	2005	2004		Change	2005	2004		Change

INTEREST INCOME
Trading assets	$54	$39		38%	$98	$73		34%
Securities available for sale	429	457		(6)	885	902		(2)
Mortgages held for sale	481	470		2	911	804		13
Loans held for sale	15	66		(77)	127	129		(2)
Loans	5,163	4,011		29	9,943	7,968		25
Other interest income	58	26		123	109	51		114

Total interest income	6,200	5,069		22	12,073	9,927		22

INTEREST EXPENSE
Deposits	825	394		109	1,517	764		99
Short-term borrowings	164	59		178	313	122		157
Long-term debt	675	390		73	1,254	765		64

Total interest expense	1,664	843		97	3,084	1,651		87

NET INTEREST INCOME	4,536	4,226		7	8,989	8,276		9
Provision for credit losses	454	440		3	1,039	844		23

Net interest income after provision for credit losses	4,082	3,786		8	7,950	7,432		7

NONINTEREST INCOME
Service charges on deposit accounts	625	611		2	1,203	1,205		—
Trust and investment fees	597	530		13	1,199	1,065		13
Card fees	361	308		17	687	590		16
Other fees	478	437		9	931	848		10
Mortgage banking	237	493		(52)	1,051	808		30
Operating leases	202	209		(3)	410	418		(2)
Insurance	358	347		3	695	664		5
Net gains (losses) on debt securities available for sale	39	(61)		—	35	(28)		—
Net gains from equity investments	201	81		148	272	176		55
Other	231	245		(6)	482	551		(13)

Total noninterest income	3,329	3,200		4	6,965	6,297		11

NONINTEREST EXPENSE
Salaries	1,551	1,295		20	3,031	2,572		18
Incentive compensation	562	441		27	1,027	832		23
Employee benefits	432	391		10	979	883		11
Equipment	263	271		(3)	633	572		11
Net occupancy	310	304		2	714	598		19
Operating leases	157	156		1	315	311		1
Other	1,279	1,495		(14)	2,547	2,614		(3)

Total noninterest expense	4,554	4,353		5	9,246	8,382		10

INCOME BEFORE INCOME TAX EXPENSE	2,857	2,633		9	5,669	5,347		6
Income tax expense	947	919		3	1,903	1,866		2

NET INCOME	$1,910	$1,714		11	$3,766	$3,481		8

EARNINGS PER COMMON SHARE	$1.14	$1.02		12	$2.23	$2.06		8
DILUTED EARNINGS PER COMMON SHARE	$1.12	$1.00		12	$2.20	$2.03		8
DIVIDENDS DECLARED PER COMMON SHARE	$.48	$.45		7	$.96	$.90		7
Average common shares outstanding	1,687.7	1,688.1		—	1,691.5	1,693.7		—
Diluted average common shares outstanding	1,707.2	1,708.3		—	1,711.4	1,714.8		—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions, except per share amounts)	2005		2005		2004		2004		2004

INTEREST INCOME
Trading assets	$54		$44		$34		$38		$39
Securities available for sale	429		456		485		496		457
Mortgages held for sale	481		430		443		490		470
Loans held for sale	15		112		87		76		66
Loans	5,163		4,780		4,542		4,271		4,011
Other interest income	58		51		44		34		26

Total interest income	6,200		5,873		5,635		5,405		5,069

INTEREST EXPENSE
Deposits	825		692		576		487		394
Short-term borrowings	164		149		126		105		59
Long-term debt	675		579		477		395		390

Total interest expense	1,664		1,420		1,179		987		843
NET INTEREST INCOME	4,536		4,453		4,456		4,418		4,226
Provision for credit losses	454		585		465		408		440

Net interest income after provision for credit losses	4,082		3,868		3,991		4,010		3,786

NONINTEREST INCOME
Service charges on deposit accounts	625		578		594		618		611
Trust and investment fees	597		602		543		508		530
Card fees	361		326		321		319		308
Other fees	478		453		479		452		437
Mortgage banking	237		814		790		262		493
Operating leases	202		208		211		207		209
Insurance	358		337		265		264		347
Net gains (losses) on debt securities available for sale	39		(4)		3		10		(61)
Net gains from equity investments	201		71		170		48		81
Other	231		251		336		212		245

Total noninterest income	3,329		3,636		3,712		2,900		3,200

NONINTEREST EXPENSE
Salaries	1,551		1,480		1,438		1,383		1,295
Incentive compensation	562		465		526		449		441
Employee benefits	432		547		451		390		391
Equipment	263		370		410		254		271
Net occupancy	310		404		301		309		304
Operating leases	157		158		164		158		156
Other	1,279		1,268		1,681		1,277		1,495

Total noninterest expense	4,554		4,692		4,971		4,220		4,353

INCOME BEFORE INCOME TAX EXPENSE	2,857		2,812		2,732		2,690		2,633
Income tax expense	947		956		947		942		919

NET INCOME	$1,910		$1,856		$1,785		$1,748		$1,714

EARNINGS PER COMMON SHARE	$1.14		$1.09		$1.06		$1.03		$1.02
DILUTED EARNINGS PER COMMON SHARE	$1.12		$1.08		$1.04		$1.02		$1.00
DIVIDENDS DECLARED PER COMMON SHARE	$.48		$.48		$.48		$.48		$.45
Average common shares outstanding	1,687.7		1,695.4		1,692.7		1,688.9		1,688.1
Diluted average common shares outstanding	1,707.2		1,715.7		1,715.0		1,708.7		1,708.3

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				June 30, 2005 from
	June 30 ,	Dec. 31 ,	June 30 ,	Dec. 31 ,	June 30 ,
(in millions, except shares)	2005	2004	2004	2004	2004

ASSETS
Cash and due from banks	$13,962	$12,903	$13,449	8%	4%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,661	5,020	4,222	13	34
Trading assets	8,019	9,000	7,238	(11)	11
Securities available for sale	29,216	33,717	36,771	(13)	(21)
Mortgages held for sale	31,733	29,723	39,424	7	(20)
Loans held for sale	651	8,739	8,156	(93)	(92)
Loans	301,739	287,586	269,731	5	12
Allowance for loan losses	(3,775)	(3,762)	(3,940)	—	(4)

Net loans	297,964	283,824	265,791	5	12

Mortgage servicing rights, net	8,498	7,901	8,512	8	—
Premises and equipment, net	4,156	3,850	3,627	8	15
Goodwill	10,647	10,681	10,430	—	2
Other assets	24,474	22,491	22,685	9	8

Total assets	$434,981	$427,849	$420,305	2	3

LIABILITIES
Noninterest-bearing deposits	$86,791	$81,082	$78,926	7	10
Interest-bearing deposits	188,222	193,776	189,199	(3)	(1)

Total deposits	275,013	274,858	268,125	—	3
Short-term borrowings	17,905	21,962	29,831	(18)	(40)
Accrued expenses and other liabilities	19,930	19,583	21,266	2	(6)
Long-term debt	82,855	73,580	65,605	13	26

Total liabilities	395,703	389,983	384,827	1	3

STOCKHOLDERS’ EQUITY
Preferred stock	462	270	387	71	19
Common stock – $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	2,894	—	—
Additional paid-in capital	9,862	9,806	9,744	1	1
Retained earnings	28,567	26,482	24,669	8	16
Cumulative other comprehensive income	771	950	735	(19)	5
Treasury stock – 49,519,417 shares, 41,789,388 shares and 48,410,940 shares	(2,784)	(2,247)	(2,537)	24	10
Unearned ESOP shares	(494)	(289)	(414)	71	19

Total stockholders’ equity	39,278	37,866	35,478	4	11

Total liabilities and stockholders’ equity	$434,981	$427,849	$420,305	2	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2005	2005	2004	2004	2004

ASSETS
Cash and due from banks	$13,962	$13,467	$12,903	$13,249	$13,449
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,661	4,784	5,020	5,029	4,222
Trading assets	8,019	8,487	9,000	8,107	7,238
Securities available for sale	29,216	31,685	33,717	35,121	36,771
Mortgages held for sale	31,733	38,724	29,723	30,783	39,424
Loans held for sale	651	1,769	8,739	8,434	8,156
Loans	301,739	290,588	287,586	279,310	269,731
Allowance for loan losses	(3,775)	(3,783)	(3,762)	(3,782)	(3,940)

Net loans	297,964	286,805	283,824	275,528	265,791

Mortgage servicing rights, net	8,498	8,972	7,901	7,768	8,512
Premises and equipment, net	4,156	3,898	3,850	3,722	3,627
Goodwill	10,647	10,645	10,681	10,431	10,430
Other assets	24,474	26,407	22,491	23,377	22,685

Total assets	$434,981	$435,643	$427,849	$421,549	$420,305

LIABILITIES
Noninterest-bearing deposits	$86,791	$82,872	$81,082	$79,090	$78,926
Interest-bearing deposits	188,222	190,291	193,776	189,697	189,199

Total deposits	275,013	273,163	274,858	268,787	268,125
Short-term borrowings	17,905	24,451	21,962	24,278	29,831
Accrued expenses and other liabilities	19,930	22,649	19,583	20,484	21,266
Long-term debt	82,855	76,903	73,580	71,320	65,605

Total liabilities	395,703	397,166	389,983	384,869	384,827

STOCKHOLDERS’ EQUITY
Preferred stock	462	535	270	325	387
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,862	9,843	9,806	9,767	9,744
Retained earnings	28,567	27,512	26,482	25,564	24,669
Cumulative other comprehensive income	771	693	950	914	735
Treasury stock	(2,784)	(2,428)	(2,247)	(2,436)	(2,537)
Unearned ESOP shares	(494)	(572)	(289)	(348)	(414)

Total stockholders’ equity	39,278	38,477	37,866	36,680	35,478

Total liabilities and stockholders’ equity	$434,981	$435,643	$427,849	$421,549	$420,305

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2005		2005		2004		2004		2004

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,653		$5,334		$4,967		$4,864		$3,662
Trading assets	6,289		5,525		5,040		4,869		5,296
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	964		930		1,101		1,132		1,190
Securities of U.S. states and political subdivisions	3,434		3,572		3,624		3,586		3,456
Mortgage-backed securities:
Federal agencies	17,616		20,079		21,916		22,965		20,076
Private collateralized mortgage obligations	4,181		3,993		3,787		3,836		4,077

Total mortgage-backed securities	21,797		24,072		25,703		26,801		24,153
Other debt securities (1)	3,249		3,388		3,246		3,443		3,346

Total debt securities available for sale (1)	29,444		31,962		33,674		34,962		32,145
Mortgages held for sale	34,554		31,636		32,373		34,844		36,782
Loans held for sale	1,255		9,062		8,536		8,276		8,074
Loans:
Commercial and commercial real estate:
Commercial	57,749		55,178		51,896		49,517		48,711
Other real estate mortgage	29,504		29,869		29,412		29,025		28,586
Real estate construction	9,814		9,178		9,246		8,949		8,428
Lease financing	5,176		5,126		5,109		5,084		5,027

Total commercial and commercial real estate	102,243		99,351		95,663		92,575		90,752
Consumer:
Real estate 1-4 family first mortgage	79,533		84,589		86,389		88,689		89,351
Real estate 1-4 family junior lien mortgage	54,771		53,059		50,909		46,367		41,964
Credit card	10,285		10,157		9,706		8,948		8,508
Other revolving credit and installment	44,406		35,887		34,475		34,168		32,975

Total consumer	188,995		183,692		181,479		178,172		172,798
Foreign	4,398		4,239		4,025		3,508		2,681

Total loans (2)	295,636		287,282		281,167		274,255		266,231
Other	1,677		1,726		1,698		1,683		1,702

Total earning assets	$374,508		$372,527		$367,455		$363,753		$353,892

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,561		$3,365		$3,244		$3,017		$3,011
Market rate and other savings	128,333		127,346		125,350		124,090		121,647
Savings certificates	20,932		19,487		18,697		18,490		18,724
Other time deposits	26,378		28,814		30,460		36,089		29,654
Deposits in foreign offices	8,871		10,095		10,026		8,856		9,306

Total interest-bearing deposits	188,075		189,107		187,777		190,542		182,342
Short-term borrowings	22,687		25,434		26,315		29,840		22,689
Long-term debt	78,781		75,680		70,646		65,443		71,085

Total interest-bearing liabilities	289,543		290,221		284,738		285,825		276,116
Portion of noninterest-bearing funding sources	84,965		82,306		82,717		77,928		77,776

Total funding sources	$374,508		$372,527		$367,455		$363,753		$353,892

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,991		$13,090		$13,366		$12,704		$12,997
Goodwill	10,646		10,657		10,436		10,431		10,413
Other	36,946		34,716		34,002		32,748		33,242

Total noninterest-earning assets	$60,583		$58,463		$57,804		$55,883		$56,652

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$85,482		$81,649		$82,958		$79,430		$81,538
Other liabilities	21,348		20,739		20,336		18,435		17,700
Stockholders’ equity	38,718		38,381		37,227		35,946		35,190
Noninterest-bearing funding sources used to fund earning assets	(84,965)		(82,306)		(82,717)		(77,928)		(77,776)

Net noninterest-bearing funding sources	$60,583		$58,463		$57,804		$55,883		$56,652

TOTAL ASSETS	$435,091		$430,990		$425,259		$419,636		$410,544

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Six months ended June 30	,
(in millions)	2005	2004

Balance, beginning of period	$37,866	$34,469
Net income	3,766	3,481
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	(3)	(6)
Change in valuation allowance related to:
Investment securities and other retained interests	(128)	(177)
Derivative instruments and hedging activities	(48)	(20)
Common stock issued	654	734
Common stock issued for acquisitions	—	9
Common stock repurchased	(1,373)	(1,621)
Preferred stock released to ESOP	170	148
Common stock dividends	(1,626)	(1,526)
Other, net	—	(13)

Balance, end of period	$39,278	$35,478

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2005		2005		2004		2004		2004

Commercial and commercial real estate:
Commercial	$58,877		$56,245		$54,517		$50,750		$49,962
Other real estate mortgage	28,282		29,941		29,804		29,406		28,975
Real estate construction	11,589		9,392		9,025		9,211		8,646
Lease financing	5,195		5,121		5,169		5,075		5,045

Total commercial and commercial real estate	103,943		100,699		98,515		94,442		92,628
Consumer:
Real estate 1-4 family first mortgage	81,615		77,281		87,686		87,587		87,776
Real estate 1-4 family junior lien mortgage	55,989		53,867		52,190		49,557		44,289
Credit card	10,608		10,128		10,260		9,439		8,692
Other revolving credit and installment	44,974		44,250		34,725		34,435		33,458

Total consumer	193,186		185,526		184,861		181,018		174,215
Foreign	4,610		4,363		4,210		3,850		2,888

Total loans (net of unearned income)	$301,739		$290,588		$287,586		$279,310		$269,731

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2005	2005	2004	2004	2004

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$338	$357	$345	$382	$422
Other real estate mortgage	193	191	229	258	324
Real estate construction	44	51	57	59	72
Lease financing	51	59	68	54	55

Total commercial and commercial real estate	626	658	699	753	873
Consumer:
Real estate 1-4 family first mortgage	357	327	386	360	317
Real estate 1-4 family junior lien mortgage	98	101	92	93	86
Other revolving credit and installment	101	87	160	155	97

Total consumer	556	515	638	608	500
Foreign	20	23	21	16	6

Total nonaccrual loans	1,202	1,196	1,358	1,377	1,379
As a percentage of total loans	.40%	.41%	.47%	.49%	.51%
Foreclosed assets	187	207	212	190	235
Real estate investments	2	2	2	2	2

Total nonaccrual loans and other assets	$1,391	$1,405	$1,572	$1,569	$1,616

As a percentage of total loans	.46%	.48%	.55%	.56%	.60%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Six months ended
	June 30 ,	Mar. 31 ,	June 30 ,	June 30 ,	June 30 ,
(in millions)	2005	2005	2004	2005	2004

Balance, beginning of period	$3,950	$3,950	$3,891	$3,950	$3,891
Provision for credit losses	454	585	440	1,039	844
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(92)	(84)	(112)	(176)	(223)
Other real estate mortgage	(2)	(3)	(7)	(5)	(14)
Real estate construction	—	(5)	—	(5)	(3)
Lease financing	(10)	(10)	(12)	(20)	(24)

Total commercial and commercial real estate	(104)	(102)	(131)	(206)	(264)
Consumer:
Real estate 1-4 family first mortgage	(23)	(36)	(11)	(59)	(24)
Real estate 1-4 family junior lien mortgage	(30)	(33)	(27)	(63)	(56)
Credit card	(134)	(127)	(119)	(261)	(228)
Other revolving credit and installment	(296)	(350)	(212)	(646)	(436)

Total consumer	(483)	(546)	(369)	(1,029)	(744)
Foreign	(63)	(81)	(30)	(144)	(58)

Total loan charge-offs	(650)	(729)	(530)	(1,379)	(1,066)

Loan recoveries:
Commercial and commercial real estate:
Commercial	37	30	44	67	86
Other real estate mortgage	1	8	4	9	6
Real estate construction	7	—	1	7	2
Lease financing	6	5	6	11	12

Total commercial and commercial real estate	51	43	55	94	106
Consumer:
Real estate 1-4 family first mortgage	6	3	2	9	3
Real estate 1-4 family junior lien mortgage	8	6	7	14	11
Credit card	23	21	15	44	30
Other revolving credit and installment	90	63	55	153	111

Total consumer	127	93	79	220	155
Foreign	18	8	6	26	11

Total loan recoveries	196	144	140	340	272

Net loan charge-offs	(454)	(585)	(390)	(1,039)	(794)

Other	(6)	—	(1)	(6)	(1)

Balance, end of period	$3,944	$3,950	$3,940	$3,944	$3,940

Components:
Allowance for loan losses	$3,775	$3,783	$3,940	$3,775	$3,940
Reserve for unfunded credit commitments (1)	169	167	—	169	—

Allowance for credit losses	$3,944	$3,950	$3,940	$3,944	$3,940

Net loan charge-offs (annualized) as a percentage of average total loans	.62%	.83%	.59%	.72%	.61%

(1)	Effective September 30, 2004, we transferred the portion of the allowance for loan losses related to commercial lending commitments and letters of credit to other liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2005	2005	2004	2004	2004

Balance, beginning of quarter	$3,950	$3,950	$3,945	$3,940	$3,891
Provision for credit losses	454	585	465	408	440
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(92)	(84)	(103)	(98)	(112)
Other real estate mortgage	(2)	(3)	(7)	(4)	(7)
Real estate construction	—	(5)	(1)	(1)	—
Lease financing	(10)	(10)	(14)	(24)	(12)

Total commercial and commercial real estate	(104)	(102)	(125)	(127)	(131)
Consumer:
Real estate 1-4 family first mortgage	(23)	(36)	(15)	(14)	(11)
Real estate 1-4 family junior lien mortgage	(30)	(33)	(31)	(20)	(27)
Credit card	(134)	(127)	(126)	(109)	(119)
Other revolving credit and installment	(296)	(350)	(250)	(233)	(212)

Total consumer	(483)	(546)	(422)	(376)	(369)
Foreign	(63)	(81)	(48)	(37)	(30)

Total loan charge-offs	(650)	(729)	(595)	(540)	(530)

Loan recoveries:
Commercial and commercial real estate:
Commercial	37	30	33	31	44
Other real estate mortgage	1	8	3	8	4
Real estate construction	7	—	1	3	1
Lease financing	6	5	7	7	6

Total commercial and commercial real estate	51	43	44	49	55
Consumer:
Real estate 1-4 family first mortgage	6	3	2	1	2
Real estate 1-4 family junior lien mortgage	8	6	7	6	7
Credit card	23	21	17	15	15
Other revolving credit and installment	90	63	53	56	55

Total consumer	127	93	79	78	79
Foreign	18	8	7	6	6

Total loan recoveries	196	144	130	133	140

Net loan charge-offs	(454)	(585)	(465)	(407)	(390)

Other	(6)	—	5	4	(1)

Balance, end of quarter	$3,944	$3,950	$3,950	$3,945	$3,940

Components:
Allowance for loan losses	$3,775	$3,783	$3,762	$3,782	$3,940
Reserve for unfunded credit commitments (1)	169	167	188	163	—

Allowance for credit losses	$3,944	$3,950	$3,950	$3,945	$3,940

Net loan charge-offs (annualized) as a percentage of average total loans	.62%	.83%	.66%	.59%	.59%
Allowance for loan losses:
As a percentage of total loans	1.25%	1.30%	1.31%	1.35%	1.46%
As a percentage of nonaccrual loans	314	316	277	275	286
As a percentage of nonaccrual loans and other assets	271	269	239	241	244
Allowance for credit losses:
As a percentage of total loans	1.31%	1.36%	1.37%	1.41%	1.46%
As a percentage of nonaccrual loans	328	330	291	286	286
As a percentage of nonaccrual loans and other assets	284	281	251	251	244

(1)	Effective September 30, 2004, we transferred the portion of the allowance for loan losses related to commercial lending commitments and letters of credit to other liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30	,	%	Six months ended June 30		,	%
(in millions)	2005	2004	Change	2005	2004		Change

Service charges on deposit accounts	$625	$611	2%	$1,203	$1,205		—%
Trust and investment fees:
Trust, investment and IRA fees	456	383	19	901	758		19
Commissions and all other fees	141	147	(4)	298	307		(3)

Total trust and investment fees	597	530	13	1,199	1,065		13
Card fees	361	308	17	687	590		16
Other fees:
Cash network fees	47	46	2	90	89		1
Charges and fees on loans	260	224	16	505	435		16
All other	171	167	2	336	324		4

Total other fees	478	437	9	931	848		10
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	(99)	461	—	357	627		(43)
Net gains (losses) on mortgage loan origination/sales activities	250	(52)	—	543	46		—
All other	86	84	2	151	135		12

Total mortgage banking	237	493	(52)	1,051	808		30
Operating leases	202	209	(3)	410	418		(2)
Insurance	358	347	3	695	664		5
Trading assets	64	101	(37)	207	244		(15)
Net gains (losses) on debt securities available for sale	39	(61)	—	35	(28)		—
Net gains from equity investments	201	81	148	272	176		55
Net gains on sales of loans	39	—	—	—	4		(100)
Net gains on dispositions of operations	—	1	(100)	1	2		(50)
All other	128	143	(10)	274	301		(9)

Total	$3,329	$3,200	4	$6,965	$6,297		11

NONINTEREST EXPENSE

	Quarter ended June 30		,	%	Six months ended June 30		,	%
(in millions)	2005	2004		Change	2005	2004		Change

Salaries	$1,551	$1,295		20%	$3,031	$2,572		18%
Incentive compensation	562	441		27	1,027	832		23
Employee benefits	432	391		10	979	883		11
Equipment	263	271		(3)	633	572		11
Net occupancy	310	304		2	714	598		19
Operating leases	157	156		1	315	311		1
Outside professional services	189	156		21	352	275		28
Contract services	141	157		(10)	280	300		(7)
Advertising and promotion	117	118		(1)	206	202		2
Travel and entertainment	117	105		11	227	202		12
Outside data processing	121	106		14	227	205		11
Telecommunications	67	62		8	139	143		(3)
Postage	68	63		8	140	138		1
Charitable donations	18	10		80	40	17		135
Insurance	100	96		4	179	167		7
Stationery and supplies	55	60		(8)	100	120		(17)
Operating losses	26	82		(68)	104	99		5
Net losses from debt extinguishment	1	176		(99)	—	176		(100)
Security	42	40		5	83	80		4
Core deposit intangibles	31	34		(9)	63	68		(7)
All other	186	230		(19)	407	422		(4)

Total	$4,554	$4,353		5	$9,246	$8,382		10

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	June 30	,	Mar. 31 ,	Dec. 31	,	Sept. 30	,	June 30 ,
(in millions)	2005		2005	2004		2004		2004

Service charges on deposit accounts	$625		$578	$594		$618		$611
Trust and investment fees:
Trust, investment and IRA fees	456		445	385		366		383
Commissions and all other fees	141		157	158		142		147

Total trust and investment fees	597		602	543		508		530
Card fees	361		326	321		319		308
Other fees:
Cash network fees	47		43	44		47		46
Charges and fees on loans	260		245	252		234		224
All other	171		165	183		171		167

Total other fees	478		453	479		452		437
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	(99)		456	434		(24)		461
Net gains (losses) on mortgage loan origination/sales activities	250		293	281		212		(52)
All other	86		65	75		74		84

Total mortgage banking	237		814	790		262		493
Operating leases	202		208	211		207		209
Insurance	358		337	265		264		347
Trading assets	64		143	185		94		101
Net gains (losses) on debt securities available for sale	39		(4)	3		10		(61)
Net gains from equity investments	201		71	170		48		81
Net gains (losses) on sales of loans	39		(39)	4		3		—
Net gains (losses) on dispositions of operations	—		1	(17)		—		1
All other	128		146	164		115		143

Total	$3,329		$3,636	$3,712		$2,900		$3,200

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in millions)	2005		2005		2004		2004		2004

Salaries	$1,551		$1,480		$1,438		$1,383		$1,295
Incentive compensation	562		465		526		449		441
Employee benefits	432		547		451		390		391
Equipment	263		370		410		254		271
Net occupancy	310		404		301		309		304
Operating leases	157		158		164		158		156
Outside professional services	189		163		229		165		156
Contract services	141		139		172		154		157
Advertising and promotion	117		89		144		113		118
Travel and entertainment	117		110		130		110		105
Outside data processing	121		106		104		109		106
Telecommunications	67		72		80		73		62
Postage	68		72		68		63		63
Charitable donations	18		22		224		7		10
Insurance	100		79		33		47		96
Stationery and supplies	55		45		63		57		60
Operating losses	26		78		48		45		82
Net losses (gains) from debt extinguishment	1		(1)		(2)		—		176
Security	42		41		41		40		40
Core deposit intangibles	31		32		33		33		34
All other	186		221		314		261		230

Total	$4,554		$4,692		$4,971		$4,220		$4,353

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30							,
	2005				2004
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,653	2.83%	$40		$3,662	1.14%	$10
Trading assets	6,289	3.42	54		5,296	2.97	39
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	964	3.73	9		1,190	3.94	12
Securities of U.S. states and political subdivisions	3,434	8.29	68		3,456	7.93	67
Mortgage-backed securities:
Federal agencies	17,616	6.11	260		20,076	6.03	294
Private collateralized mortgage obligations	4,181	5.58	57		4,077	4.96	48

Total mortgage-backed securities	21,797	6.00	317		24,153	5.85	342
Other debt securities (4)	3,249	7.38	59		3,346	7.77	59

Total debt securities available for sale (4)	29,444	6.34	453		32,145	6.19	480
Mortgages held for sale (3)	34,554	5.56	481		36,782	5.12	470
Loans held for sale (3)	1,255	4.54	15		8,074	3.29	66
Loans:
Commercial and commercial real estate:
Commercial	57,749	6.59	949		48,711	5.66	686
Other real estate mortgage	29,504	6.12	450		28,586	5.15	366
Real estate construction	9,814	6.48	159		8,428	5.12	108
Lease financing	5,176	6.02	78		5,027	6.37	80

Total commercial and commercial real estate	102,243	6.41	1,636		90,752	5.49	1,240
Consumer:
Real estate 1-4 family first mortgage	79,533	6.36	1,263		89,351	5.19	1,157
Real estate 1-4 family junior lien mortgage	54,771	6.38	871		41,964	4.93	514
Credit card	10,285	12.17	313		8,508	11.75	249
Other revolving credit and installment	44,406	8.42	932		32,975	9.03	742

Total consumer	188,995	7.17	3,379		172,798	6.18	2,662
Foreign	4,398	13.86	152		2,681	16.44	111

Total loans (5)	295,636	7.01	5,167		266,231	6.05	4,013
Other	1,677	4.70	17		1,702	3.70	16

Total earning assets	$374,508	6.68	6,227		$353,892	5.79	5,094

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,561	1.31	12		$3,011	.26	2
Market rate and other savings	128,333	1.30	417		121,647	.61	184
Savings certificates	20,932	2.71	142		18,724	2.21	103
Other time deposits	26,378	2.95	193		29,654	1.09	81
Deposits in foreign offices	8,871	2.77	61		9,306	1.06	24

Total interest-bearing deposits	188,075	1.76	825		182,342	.87	394
Short-term borrowings	22,687	2.90	164		22,689	1.04	59
Long-term debt	78,781	3.43	675		71,085	2.20	390

Total interest-bearing liabilities	289,543	2.31	1,664		276,116	1.23	843
Portion of noninterest-bearing funding sources	84,965	—	—		77,776	—	—

Total funding sources	$374,508	1.79	1,664		$353,892	.96	843

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$4,563			4.83%	$4,251

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,991				$12,997
Goodwill	10,646				10,413
Other	36,946				33,242

Total noninterest-earning assets	$60,583				$56,652

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$85,482				$81,538
Other liabilities	21,348				17,700
Stockholders’ equity	38,718				35,190
Noninterest-bearing funding sources used to fund earning assets	(84,965)				(77,776)

Net noninterest-bearing funding sources	$60,583				$56,652

TOTAL ASSETS	$435,091				$410,544

(1)	Our average prime rate was 5.92% and 4.00% for the quarters ended June 30, 2005 and 2004, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 3.29% and 1.30% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30							,
	2005				2004
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$5,495	2.62%	$72		$3,586	1.14%	$20
Trading assets	5,909	3.33	98		5,621	2.61	73
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	947	3.83	18		1,207	4.05	24
Securities of U.S. states and political subdivisions	3,503	8.35	139		3,397	7.93	129
Mortgage-backed securities:
Federal agencies	18,840	6.05	551		20,356	6.02	592
Private collateralized mortgage obligations	4,087	5.51	110		3,395	5.09	83

Total mortgage-backed securities	22,927	5.96	661		23,751	5.89	675
Other debt securities (4)	3,319	7.29	116		3,444	7.68	119

Total debt securities available for sale (4)	30,696	6.30	934		31,799	6.22	947
Mortgages held for sale (3)	33,103	5.50	911		30,902	5.20	804
Loans held for sale (3)	5,137	4.97	127		7,993	3.24	129
Loans:
Commercial and commercial real estate:
Commercial	56,470	6.40	1,793		48,008	5.76	1,376
Other real estate mortgage	29,686	6.00	883		28,193	5.17	725
Real estate construction	9,498	6.29	297		8,346	5.03	209
Lease financing	5,151	6.08	157		5,040	6.44	162

Total commercial and commercial real estate	100,805	6.25	3,130		89,587	5.54	2,472
Consumer:
Real estate 1-4 family first mortgage	82,047	6.18	2,524		87,863	5.26	2,308
Real estate 1-4 family junior lien mortgage	53,920	6.20	1,658		40,146	5.01	1,000
Credit card	10,222	12.05	616		8,423	11.84	498
Other revolving credit and installment	40,170	8.65	1,725		32,726	9.03	1,472

Total consumer	186,359	7.04	6,523		169,158	6.26	5,278
Foreign	4,319	13.84	298		2,595	17.06	222

Total loans (5)	291,483	6.87	9,951		261,340	6.12	7,972
Other	1,700	4.51	36		1,727	3.62	31

Total earning assets	$373,523	6.55	$12,129		$342,968	5.86	9,976

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,464	1.18	21		$2,986	.29	4
Market rate and other savings	127,842	1.17	742		119,510	.61	363
Savings certificates	20,214	2.60	261		19,110	2.23	212
Other time deposits	27,590	2.73	373		26,186	1.09	142
Deposits in foreign offices	9,480	2.56	120		8,239	1.05	43

Total interest-bearing deposits	188,590	1.62	1,517		176,031	.87	764
Short-term borrowings	24,051	2.63	313		24,159	1.01	122
Long-term debt	77,239	3.26	1,254		67,751	2.26	765

Total interest-bearing liabilities	289,880	2.14	3,084		267,941	1.24	1,651
Portion of noninterest-bearing funding sources	83,643	—	—		75,027	—	—

Total funding sources	$373,523	1.67	3,084		$342,968	.97	1,651

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.88%	$9,045			4.89%	$8,325

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,040				$13,075
Goodwill	10,651				10,403
Other	35,838				32,133

Total noninterest-earning assets	$59,529				$55,611

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$83,576				$77,427
Other liabilities	21,046				18,136
Stockholders’ equity	38,550				35,075
Noninterest-bearing funding sources used to fund earning assets	(83,643)				(75,027)

Net noninterest-bearing funding sources	$59,529				$55,611

TOTAL ASSETS	$433,052				$398,579

(1)	Our average prime rate was 5.68% and 4.00% for the six months ended June 30, 2005 and 2004, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 3.07% and 1.21% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other(2)		Company

Quarter ended June 30,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Net interest income	$3,150	$2,987	$588	$559	$798	$680	$—	$—	$4,536	$4,226
Provision (reversal of provision) for credit losses	213	213	(10)	18	251	209	—	—	454	440
Noninterest income	2,341	2,396	871	720	117	84	—	—	3,329	3,200
Noninterest expense	3,379	3,127	750	663	425	387	—	176	4,554	4,353

Income (loss) before income tax expense (benefit)	1,899	2,043	719	598	239	168	—	(176)	2,857	2,633
Income tax expense (benefit)	608	705	257	213	82	63	—	(62)	947	919

Net income (loss)	$1,291	$1,338	$462	$385	$157	$105	$—	$(114)	$1,910	$1,714

Average loans	$197.0	$185.9	$61.3	$52.1	$37.3	$28.2	$—	$—	$295.6	$266.2
Average assets	302.0	299.1	88.0	75.8	39.3	29.8	5.8	5.8	435.1	410.5
Average core deposits	214.5	198.9	23.8	25.9	—	.1	—	—	238.3	224.9
Six months ended June 30,
Net interest income	$6,269	$5,831	$1,153	$1,121	$1,567	$1,324	$—	$—	$8,989	$8,276
Provision (reversal of provision) for credit losses	416	427	(6)	41	629	376	—	—	1,039	844
Noninterest income	5,040	4,563	1,716	1,548	209	186	—	—	6,965	6,297
Noninterest expense	6,886	6,121	1,495	1,332	865	753	—	176	9,246	8,382

Income (loss) before income tax expense (benefit)	4,007	3,846	1,380	1,296	282	381	—	(176)	5,669	5,347
Income tax expense (benefit)	1,312	1,325	493	463	98	140	—	(62)	1,903	1,866

Net income (loss)	$2,695	$2,521	$887	$833	$184	$241	$—	$(114)	$3,766	$3,481

Average loans	$194.9	$183.1	$60.4	$51.2	$36.2	$27.0	$—	$—	$291.5	$261.3
Average assets	302.5	288.4	86.5	75.8	38.3	28.6	5.8	5.8	433.1	398.6
Average core deposits	210.4	193.6	24.7	25.3	—	.1	—	—	235.1	219.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. Due to a change in first quarter 2005, results for prior periods have been restated.
(2)	The noninterest expense item for second quarter 2004 is a $176 million loss on debt extinguishment recorded at the enterprise level. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30 ,
(income/expense in millions, average balances in billions)	2005		2005		2004		2004		2004

COMMUNITY BANKING
Net interest income	$3,150		$3,119		$3,145		$3,172		$2,987
Provision for credit losses	213		203		232		199		213
Noninterest income	2,341		2,699		2,807		2,084		2,396
Noninterest expense	3,379		3,507		3,814		3,144		3,127

Income before income tax expense	1,899		2,108		1,906		1,913		2,043
Income tax expense	608		704		653		665		705

Net income	$1,291		$1,404		$1,253		$1,248		$1,338

Average loans	$197.0		$192.6		$191.7		$189.9		$185.9
Average assets	302.0		302.9		302.8		303.9		299.1
Average core deposits	214.5		206.2		204.0		199.6		198.9
WHOLESALE BANKING
Net interest income	$588		$565		$557		$531		$559
Provision (reversal of provision) for credit losses	(10)		4		11		10		18
Noninterest income	871		845		799		723		720
Noninterest expense	750		745		718		678		663

Income before income tax expense	719		661		627		566		598
Income tax expense	257		236		224		203		213

Net income	$462		$425		$403		$363		$385

Average loans	$61.3		$59.5		$56.4		$53.7		$52.1
Average assets	88.0		85.1		81.6		77.4		75.8
Average core deposits	23.8		25.6		26.1		25.3		25.9
WELLS FARGO FINANCIAL
Net interest income	$798		$769		$754		$715		$680
Provision for credit losses	251		378		222		199		209
Noninterest income	117		92		106		93		84
Noninterest expense	425		440		439		398		387

Income before income tax expense	239		43		199		211		168
Income tax expense	82		16		70		74		63

Net income	$157		$27		$129		$137		$105

Average loans	$37.3		$35.2		$33.1		$30.7		$28.2
Average assets	39.3		37.2		35.1		32.5		29.8
Average core deposits	—		—		.1		.1		.1
OTHER (2)
Net interest income	$—		$—		$—		$—		$—
Provision for credit losses	—		—		—		—		—
Noninterest income	—		—		—		—		—
Noninterest expense	—		—		—		—		176

Income (loss) before income tax expense (benefit)	—		—		—		—		(176)
Income tax expense (benefit)	—		—		—		—		(62)

Net income (loss)	$—		$—		$—		$—		$(114)

Average loans	$—		$—		$—		$—		$—
Average assets	5.8		5.8		5.8		5.8		5.8
Average core deposits	—		—		—		—		—
CONSOLIDATED COMPANY
Net interest income	$4,536		$4,453		$4,456		$4,418		$4,226
Provision for credit losses	454		585		465		408		440
Noninterest income	3,329		3,636		3,712		2,900		3,200
Noninterest expense	4,554		4,692		4,971		4,220		4,353

Income before income tax expense	2,857		2,812		2,732		2,690		2,633
Income tax expense	947		956		947		942		919

Net income	$1,910		$1,856		$1,785		$1,748		$1,714

Average loans	$295.6		$287.3		$281.2		$274.3		$266.2
Average assets	435.1		431.0		425.3		419.6		410.5
Average core deposits	238.3		231.8		230.2		225.0		224.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. Due to a change in first quarter 2005, results for prior periods have been restated.
(2)	The noninterest expense item for second quarter 2004 is a $176 million loss on debt extinguishment recorded at the enterprise level. Average assets consist of unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,	June 30 ,
(in millions)	2005	2005	2004	2004	2004

Mortgage servicing rights:
Balance, beginning of quarter	$10,266	$9,466	$9,567	$10,100	$8,270
Originations	529	385	369	465	597
Purchases	453	535	358	261	466
Amortization	(493)	(470)	(473)	(411)	(431)
Other (includes changes in mortgage servicing rights due to hedging)	(659)	350	(355)	(848)	1,198

Balance, end of quarter	$10,096	$10,266	$9,466	$9,567	$10,100

Valuation allowance:
Balance, beginning of quarter	$1,294	$1,565	$1,799	$1,588	$2,173
Provision (reversal of provision) for mortgage servicing rights in excess of fair value	304	(271)	(234)	211	(585)

Balance, end of quarter	$1,598	$1,294	$1,565	$1,799	$1,588

Mortgage servicing rights, net	$8,498	$8,972	$7,901	$7,768	$8,512

Ratio of mortgage servicing rights to related loans serviced for others	1.12%	1.24%	1.15%	1.18%	1.37%

	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in billions)	2005		2005		2004		2004		2004

Managed servicing portfolio:
Loans serviced for others (1)	$761		$724		$688		$659		$622
Owned loans serviced (2)	113		116		117		118		127

Total owned servicing	874		840		805		777		749
Sub-servicing	32		33		27		32		32

Total managed servicing portfolio	$906		$873		$832		$809		$781

Weighted-average note rate (owned servicing only)	5.75%		5.75%		5.75%		5.75%		5.75%

(1)	Consists of 1-4 family first mortgages and commercial mortgage loans.
(2)	Consists of mortgages held for sale and 1-4 family first mortgages.

	Quarter ended
	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30 ,	June 30 ,
(in millions)	2005	2005		2004		2004	2004

Servicing fees, net of amortization and provision for impairment:
Servicing fees and other	$593	$570		$534		$517	$511
Amortization	(493)	(470)		(473)		(411)	(431)
Reversal of provision (provision) for mortgage servicing rights in excess of fair value	(304)	271		234		(211)	585
Net derivative gains (losses) (3)	105	85		139		81	(204)

Total servicing fees, net of amortization and impairment	$(99)	$456		$434		$(24)	$461

(3)	Net derivative gains (losses) included in total net servicing fees related to mortgage servicing rights hedging activities consist of gains (losses) excluded from the evaluation of hedge effectiveness and the ineffective portion of the change in the value of these derivatives. Gains and losses excluded from the evaluation of hedge effectiveness are those caused by market conditions (volatility) and the spread between spot and forward rates priced into the derivative contracts (the passage of time).

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in billions)	2005		2005		2004		2004		2004

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$117		$91		$80		$83		$100
Refinances as a percentage of applications	42%		41%		44%		36%		33%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$73		$59		$50		$55		$57

	Quarter ended
	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,
(in billions)	2005		2005		2004		2004		2004

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$36		$27		$30		$29		$45
Correspondent/Wholesale	37		27		28		27		39
Home equity loans and lines	9		8		9		10		10
Wells Fargo Financial	3		3		2		2		2

Total	$85		$65		$69		$68		$96

Year-to-date	$150		$65		$298		$229		$161

(1)	Consists of residential real estate originations from all Wells Fargo channels.